Date:	June 14, 2007

To:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Securities Administrator for the Supplemental Interest Trust with respect to the Harborview Mortgage Loan Trust 2007-4

9062 Old Annapolis Road
Columbia, MD 21045

Attention:	Harborview 2007-4 - Client Service Manager
Telephone no.:	410-884-2000
Facsimile no.:	410-715-2380

Our Reference:	Global No. 479722HN

Re:	Interest Rate Swap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the transaction entered into between HSBC Bank USA, National Association (“Party A”) and Harborview Mortgage Loan 2007-4 Trust, acting through Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee for the benefit of Harborview Mortgage Loan Trust 2007-4 Trust (“Party B”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. For purposes of this Transaction, any capitalized and undefined terms contained herein (other than the capitalized terms the definitions of which are contained in the Definitions) shall have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of May 1, 2007 (the “Pooling and Servicing Agreement”) relating to the Harborview Mortgage Loan Trust 2007-4 Trust Mortgage Loan Pass-Through Certificates, Series 2007-4, which is hereby incorporated by reference into this Confirmation.

1.
This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with all other documents referring to the ISDA Form, as defined below, confirming the Transaction entered into between us shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”) (as may be amended, modified or supplemented from time to time, the “Agreement”) as if we had executed an agreement on the Trade Date of the first such Transaction between us in such form, with the Schedule thereto specifying only that (a) the governing law is the laws of the State of New York, without reference to choice of law doctrine, and (b) the Termination Currency is U.S. Dollars. In the event of any inconsistency between the terms of this Confirmation, and the terms of the Agreement, this Confirmation will prevail for the purpose of this Transaction.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:-

Notional Amount: As set forth in Exhibit I, which is attached hereto and incorporated by reference into this Confirmation

Trade Date:	May 24, 2007

Effective Date:	April 19, 2008

Termination Date:	December 19, 2013

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Period End Dates:	The 19th day of each month of each year, commencing May 19, 2008, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

No Adjustment to
Period End Dates: Applicable

Fixed Rate Payer
Payment Dates:	Early Payment - One (1) Business Days preceding each Fixed Rate Payer Period End Date

Fixed Rate:	5.42000%

Fixed Rate Day
Count Fraction:	30/360

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Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Period End Dates:	The 19th day of each month of each year, commencing May 19, 2008, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment - One (1) Business Days preceding each Floating Rate Payer Period End Date

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	None

Floating Rate Day
Count Fraction:	Actual/360

Floating Rate for initial
Calculation Period:	To be determined

Reset Dates:	The first Business Day in each Calculation Period.

Compounding:	Inapplicable

                Business Days: New York

3.	Account Details:

Payments to Party A:	HSBC Bank USA, National Association
ABA # 021-001-088
For credit to Department 299
A/C: 000-04929-8
HSBC Derivative Products Group

Payments to Party B:	Wells Fargo Bank, N.A.
ABA # 121-000-248
Account Name: SAS Clearing
A/C: 3970771416
For further credit to: Harborview 2007-4, Account # 53157502

4.	Offices:

The Office for Party A for this Transaction is New York, NY.

The Office of Party B for this Transaction is Columbia, MD .

5.	Calculation Agent: Party A

6.	Representations.

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):-

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction. Notwithstanding the foregoing, the parties agree that Wells Fargo Bank, N.A. has executed this Confirmation solely pursuant to the direction received by it pursuant to the Pooling and Servicing Agreement.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction. Notwithstanding the foregoing, the parties agree that Wells Fargo Bank, N.A. has executed this Confirmation pursuant to the direction received by it pursuant to the Pooling and Servicing Agreement.

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(iii) Status of Parties. The other party is not acting as a fiduciary for, or an adviser to it in respect of this Transaction

(iv) Pari Passu: Party A represents that its obligations under this Confirmation rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

7.	ISDA Form.

(a)    “Specified Entity” means, in relation to Party A, for the purpose of Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

(b)    “Specified Entity” means, in relation to Party B, for the purpose of Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

(c)    “Specified Indebtedness” will have the meaning specified in Section 14 of the ISDA Form, provided that Specified Indebtedness shall not include deposits received in the course of a party’s ordinary banking business.

(d)    “Specified Transaction” will have the meaning specified in Section 14 of the ISDA Form.

(e)    “Threshold Amount” means, with respect to Party A (or its Credit Support Provider), 3% of shareholders’ equity as described in its most recently published audited financial statement or its equivalent in any currency.

(f)    Sections 5(a)(ii), 5(a)(iii), 5(a)(iv); and 5(a)(vi) of the ISDA Form will not apply to Party B; provided that Section 5(a)(iii) of the ISDA Form shall apply to Party B to the extent that Party B fails to return a Return Amount under the Credit Support Annex. With respect to Party A and Party B, the provisions of Section 5(a)(v) of the ISDA Form will not apply.

(g)    Section 5(a)(vi) of the ISDA Form “Cross Default” applies to Party A, provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either (i) or (ii) above if (A) (I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.

(h)    Section 5(a)(vii) of the ISDA Form applies to Party A and Party B; provided that with respect to Party B, clauses (2), (7) and (9) will not be applicable as an Event of Default to the extent such event relates to nonpayment of indebtedness other than that of the related class of Notes; clause (4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; clause (6) will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Transaction Documents or (ii) any appointment that Party B has not become subject to); clause (8) will not apply to Party B to the extent that it applies to Sections 5(a)(vii)(2)(4)(6), and (7) of the ISDA Form (except to the extent that such provisions are not disapplied with respect to Party B.

(i)    The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the ISDA Form will not apply to Party A or Party B.

(j)    The “Automatic Early Termination” provision of Section 6(a) of the ISDA Form will not apply to Party A or Party B.

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(k)   The “Tax Event Upon Merger” provisions of Section 5(b)(iii) of the ISDA Form will apply, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(l)     Section 6(b)(ii) of the ISDA Form will apply; provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted.

(m)   The ISDA Form will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(n)   The phrase “Termination Currency” means United States Dollars.

(o)   For the purpose of Section 6(e) of the ISDA Form:

(i) Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination in which Party A is the Defaulting Party or sole Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6 of the ISDA Form the following amendment to Agreement set forth in paragraphs (i) to (ix) below shall apply:

For the purposes of Section 6(d)(i) of the ISDA Form, Party B’s obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing which Party B is able to release without breaching any contractual obligations or the provisions of any law applicable to Party B.

The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B in accordance with the Pooling and Servicing Agreement) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B in accordance with the Pooling and Servicing Agreement so as to become legally binding, provided that:

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(a) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capably of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotation;

(c) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions; and

(d) At any time on or before the Early Termination Date at which two or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

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(iii) For the purpose of sub-paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion in accordance with the Pooling and Servicing Agreement, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(iv) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date

(v) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of the ISDA Form shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under clauses (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under clause (3) shall not be netted-off against any amount payable by Party B under (1).”

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(p)    Multibranch Party. For the purpose of Section 10(c) of the ISDA Form: (a) Party A is a not a Multibranch Party; and (b) Party B is not a Multibranch Party.

(q)    Credit Support Document. Initially with respect to Party A, a Credit Support Annex and any guaranty in support of Party A’s obligations. With respect to Party B, a Credit Support Annex, but only with respect to Paragraph 3(b) of such Credit Support Annex.

(r)    Credit Support Provider. In relation to Party A: Not Applicable. In relation to Party B: Not Applicable.

(s)    Section 12(a)(ii) of the ISDA Form is deleted in its entirety.

(t)    Party A may assign or transfer its rights and obligations hereunder to any entity pursuant to Section 9 of this Agreement. This Transaction shall not be amended or modified pursuant to Section 9(b) of the ISDA Form unless the Rating Agency Condition is satisfied.

(u)    Notwithstanding any provision of this Transaction or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

8.	Limitation of Liability.

Notwithstanding anything herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Confirmation is executed and delivered by Wells Fargo Bank, N.A. (“Wells Fargo”), not individually or personally, but solely as Securities Administrator of the Supplemental Interest Trust with respect to the Harborview Mortgage Loan Trust 2007-4 Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Harborview Mortgage Loan Trust 2007-4 Trust is made and intended not as personal representations, undertakings and agreements by Wells Fargo but is made and intended for the purpose of binding only the Harborview Mortgage Loan Trust 2007-4 Trust, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve Wells Fargo from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein, and (d) under no circumstances shall Wells Fargo be personally liable for the payment of any indebtedness or expenses of the Harborview Mortgage Loan Trust 2007-4 Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Harborview Mortgage Loan Trust 2007-4 Trust under this Confirmation or any other related documents.

9.	Additional Provisions.

(i) Downgrade of Party A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) within 30 calendar days after the occurrence of a Ratings Event, either (i) use reasonable efforts to transfer (at its own cost) Party A’s rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition (as defined below), (ii) post Eligible Collateral in accordance with the Credit Support Annex attached hereto and made a part hereof or (iii) obtain a guaranty which satisfies the Rating Agency Condition. Party A’s obligations to find a transferee, to post Eligible Collateral under such Credit Support Annex or obtain a guarantor shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose hereof, a “Ratings Event” shall occur in that event that (1) Party A's short-term unsecured and unsubordinated debt rating is reduced below “A-1” by Standard & Poor's Ratings Service (“S&P”) (or if its short-term rating is not available by S&P, in the event that its long-term unsecured and unsubordinated debt rating is reduced below “A+” by S&P) or (2) its short-term unsecured and unsubordinated debt rating is reduced below “F1” by Fitch, Inc. (“Fitch”) (or, if its short-term rating is not available by Fitch, its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “A” by Fitch; or (iii) if Party A fails to satisfy the Moody’s Downgrade provisions set forth in Section 9(ii) hereof.

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If a Ratings Withdrawal (as defined below) shall occur and be continuing with respect to Party A, then Party A shall within 2 Business Days of such Ratings Withdrawal, (A) give notice to Party B of the occurrence of such Ratings Withdrawal, and (B) (i) transfer (at its own cost) Party A’s rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition or (ii) obtain a guaranty of its obligations hereunder from another party, subject to the satisfaction of the Rating Agency Condition, and such guaranty shall remain in effect only for so long as a Ratings Withdrawal is continuing with respect to Party A. For the purpose hereof, a “Ratings Withdrawal” shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A are withdrawn by S&P or cease to be at least BBB- and A-3 by S&P.

“Rating Agency Condition” means, with respect to any action taken or to be taken, a condition that is satisfied when S&P, Moody’s and Fitch have confirmed in writing that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the Certificates.

(ii) Moody’s Downgrade Provisions.

(A) Moody’s First Rating Trigger Collateral. For purposes of this section, if Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex from time to time entered into between Party A and Party B in relation to this Agreement and either (x) the Moody’s Second Rating Trigger Requirements do not apply or (y) less than 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply, such failure by Party A to comply with the provisions set forth above shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

(B) Moody’s Second Rating Trigger Replacement. It shall be an Additional termination Event with respect to Party A as sole Affected Party if (x) the Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (y) (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(m)(ii) below and/or (ii) at least one entity with the Moody’s First Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement

For the purpose of sub-paragraph (B) and (C) above:

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

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“Eligible Replacement” means an entity (A) with the Moody’s First Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the Moody’s First Trigger Required Ratings

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

An entity shall have the “Moody’s First Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

The “Moody’s Second Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Second Trigger Required Ratings.

An entity shall have the “Moody’s Second Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.

So long as the Moody’s Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, procure either (x) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (y) a transfer in accordance with Section 9(ii) below.

(iii)	Transfers.

(a)
Section 7 of the ISDA Form shall not apply to Party A and, subject to Section 6(b)(ii) of the ISDA Form and Section 9(v) herein, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of Party B. Any transfer pursuant to this Section will require that the transferee enter into a Regulation AB indemnification agreement substantially similar to the one previously entered into by Party A.

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(b)
Subject to Section 9(v) below, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement, provided that Party B shall determine in its sole discretion in accordance with the Pooling and Servicing Agreement, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(c)
If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer provided such steps shall be in accordance with the Pooling and Servicing Agreement.

(iv)    Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of the ISDA Form, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(v)    Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Section 9(ii) above) unless Moody’s has been given prior written notice of such amendment, designation or transfer.

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10.	Additional Termination Events.

(a)
A Ratings Event occurs as set forth in Section 9 hereof and Party A fails to satisfy the requirements set forth in Section 9 hereof or Party A fails to satisfy the Moody’s Downgrade provisions set forth in Section 9 hereof. Party A shall be the sole Affected Party.

(b)
The Pooling and Servicing Agreement is amended or modified, without the prior written consent of Party A, in any manner which materially adversely affects Party A, and such consent is required pursuant to the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

(c)
The Trust Fund (as defined in the Pooling and Servicing Agreement) is terminated pursuant to the Pooling and Servicing Agreement or notice of the Terminator’s (as defined in the Pooling and Servicing Agreement) intention to exercise its option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement is given by the Trustee to Certificateholders pursuant to Section 9.01 of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

11.	Non-Petition.

Party A hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against or cause any other person to institute against Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction for the non-payment of any amount due hereunder or any other reason until the payment in full of the certificates issued by Party B under the Pooling and Servicing Agreement and the expiration of a period of one year plus ten days (or, if longer, the applicable preference period) following such payment.

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12.	Tax Representations.

(a)    Payer Representations. For the purpose of Section 3(e) of the ISDA Form, Party A and Party B will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement;

(ii) the satisfaction of the agreement contained in Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(iii) of the Agreement; and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)   Payee Representations. For the purpose of Section 3(f) of the Agreement, each of Party A and Party B make the following representations.

The following representation will apply to Party A:

Party A is a national banking association organized under the federal laws of the United States and its U.S. taxpayer identification number is 20-1177241.

13.	Non-Recourse Provisions.

Notwithstanding anything to the contrary contained herein, none of Party B or any of its officers, directors, or shareholders (the “Non-recourse Parties”) shall be personally liable for the payment by or on behalf of the Harborview Mortgage Loan Trust 2007-4 Trust hereunder, and Party A shall be limited to a proceeding against the Collateral or against any other third party other than the Non-recourse Parties, and Party A shall not have the right to proceed directly against the Harborview Mortgage Loan 2007-4 Trust for the satisfaction of any monetary claim against the Non-recourse Parties or for any deficiency judgment remaining after foreclosure of any property included in such Collateral and following the realization of the Collateral, any claims of Party A shall be extinguished.

14.	Documents to be Delivered. For the purpose of Section 4(a) (i) and 4(a) (iii):

(1) Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to Be delivered
Party A and Party B
Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate
Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

13

(2) Other documents to be delivered (unless publicly available) are:

Party required to deliver document	Form/Document/ Certificate	Date by which to Be delivered	Covered by Section 3(d) Representation
Party A and Party B	Any documents to evidence the authority of the delivering party for it to execute and deliver this Confirmation.	Upon the execution and delivery of this Agreement and such Confirmation.	Yes
Party A and Party B	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Confirmation.	Upon the execution and delivery of this Confirmation.	Yes
Party A
Legal opinion(s) with respect to such party and its Credit Support Provider, if any, for it, reasonably satisfactory in form and substance to the other party relating to the enforceability of the party’s obligations under this Agreement.
		Within 5 Local Business Days of execution hereof	No
Party A

A copy of the most recent annual report of such party (only if available) and its Credit Support Provider, if any, containing in all cases audited consolidated financial statements for each fiscal year certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States or in the country in which such party is organized.
		To be made available on www.deutschebank.de/ir/en/ as soon as available and in any event within 90 days after the end of each fiscal year of Party A	Yes
Party B
Each other report or other document required to be delivered by or to Party B under the terms of the Pooling and Servicing Agreement, other than those required to be delivered directly by the Trustee to Party A thereunder.

Promptly upon request by Party A, or with respect to any particular type of report or other document as to which Party A has previously made request to receive all reports or documents of that type, promptly upon delivery or receipt of such report or document by Party B and delivery shall be satisfied by posting such report on Party B’s website http://www.clslink.com.
No

14

15.	Waiver of Right to Trial by Jury.

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

16.	Eligible Contract Participant.

Each party represents to the other party that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

17.	Notice by Facsimile Transmission.

Section 12(a) of the ISDA Form is hereby amended by deleting the parenthetical “(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system).”

15

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

HSBC BANK USA, NATIONAL ASSOCIATION

By:	___/s/ Dennis J. Nevins______________________
                Name: Dennis J. Nevins
                Title: Officer
                ID# 15157

By:	_/s/ Charleen Collins_________________________
                Name: Charleen Collins
                Title: Vice President
                ID# 15564

Confirmed as of the date above:

HARBORVIEW MORTGAGE LOAN TRUST 2007-4

By:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Securities Administrator for the Supplemental Interest Trust with respect to the Harborview Mortgage Loan Trust 2007-4

By:	__/s/ Graham M. Oglesby_____________________
                Name: Graham M. Oglesby
                Title: Vice President

16

EXHIBIT I

For the Calculation Periods		Notional Amount
From and including:*	To but excluding:*	in USD:
The Effective Date	May 19, 2008	700,006,821.28
May 19, 2008	June 19, 2008	659,361,156.84
June 19, 2008	July 19, 2008	622,476,931.87
July 19, 2008	August 19, 2008	588,063,647.60
August 19, 2008	September 19, 2008	555,554,846.01
September 19, 2008	October 19, 2008	524,952,307.82
October 19, 2008	November 19, 2008	496,390,785.83
November 19, 2008	December 19, 2008	469,276,090.30
December 19, 2008	January 19, 2009	443,254,708.21
January 19, 2009	February 19, 2009	418,282,777.67
February 19, 2009	March 19, 2009	394,428,470.95
March 19, 2009	April 19, 2009	371,785,639.74
April 19, 2009	May 19, 2009	350,461,227.64
May 19, 2009	June 19, 2009	330,462,028.58
June 19, 2009	July 19, 2009	311,712,371.74
July 19, 2009	August 19, 2009	294,150,381.79
August 19, 2009	September 19, 2009	277,738,472.37
September 19, 2009	October 19, 2009	262,463,641.81
October 19, 2009	November 19, 2009	248,261,486.26
November 19, 2009	December 19, 2009	234,798,388.62
December 19, 2009	January 19, 2010	221,757,933.17
January 19, 2010	February 19, 2010	208,744,121.32
February 19, 2010	March 19, 2010	194,958,505.97
March 19, 2010	April 19, 2010	179,680,521.48
April 19, 2010	May 19, 2010	163,411,977.43
May 19, 2010	June 19, 2010	147,449,159.94
June 19, 2010	July 19, 2010	133,315,258.73
July 19, 2010	August 19, 2010	120,918,335.33
August 19, 2010	September 19, 2010	110,188,062.17
September 19, 2010	October 19, 2010	101,105,461.10
October 19, 2010	November 19, 2010	93,534,148.46
November 19, 2010	December 19, 2010	87,159,288.02
December 19, 2010	January 19, 2011	81,533,421.17
January 19, 2011	February 19, 2011	76,386,545.08
February 19, 2011	March 19, 2011	71,588,912.86

17

March 19, 2011	April 19, 2011	67,117,827.16
April 19, 2011	May 19, 2011	62,981,282.12
May 19, 2011	June 19, 2011	59,163,961.99
June 19, 2011	July 19, 2011	55,635,238.62
July 19, 2011	August 19, 2011	52,325,364.98
August 19, 2011	September 19, 2011	49,174,936.64
September 19, 2011	October 19, 2011	46,195,010.55
October 19, 2011	November 19, 2011	43,399,965.33
November 19, 2011	December 19, 2011	40,732,184.81
December 19, 2011	January 19, 2012	38,177,795.50
January 19, 2012	February 19, 2012	35,630,937.26
February 19, 2012	March 19, 2012	33,014,495.19
March 19, 2012	April 19, 2012	20,648,900.21
April 19, 2012	May 19, 2012	11,024,281.14
May 19, 2012	June 19, 2012	10,568,392.25
June 19, 2012	July 19, 2012	10,122,861.84
July 19, 2012	August 19, 2012	9,689,789.16
August 19, 2012	September 19, 2012	9,269,344.96
September 19, 2012	October 19, 2012	8,861,157.95
October 19, 2012	November 19, 2012	8,464,867.79
November 19, 2012	December 19, 2012	8,080,124.84
December 19, 2012	January 19, 2013	7,704,450.59
January 19, 2013	February 19, 2013	7,337,736.15
February 19, 2013	March 19, 2013	6,976,137.20
March 19, 2013	April 19, 2013	6,623,043.73
April 19, 2013	May 19, 2013	6,279,547.33
May 19, 2013	June 19, 2013	5,926,556.42
June 19, 2013	July 19, 2013	5,602,807.38
July 19, 2013	August 19, 2013	5,237,161.34
August 19, 2013	September 19, 2013	4,932,792.27
September 19, 2013	October 19, 2013	4,102,067.84
October 19, 2013	November 19, 2013	1,695,051.62
November 19, 2013	The Termination Date	968,724.84

* For Floating Amounts: All dates listed above (with the exception of the Effective Date), are subject to adjustment in accordance with the Following Business Day Convention

* For Fixed Amounts: All dates listed above shall not be subject to adjustment in accordance with any Business Day Convention

18

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the Master Agreement

dated as of June 14, 2007

between

HSBC Bank USA, National Association	and
Wells Fargo Bank, N.A. not in its individual capacity but solely in its capacity as Securities Administrator (i) for the benefit of the Supplemental Interest Trust with respect to the
HarborView Mortgage Loan Trust 2007-4 , in the case of the Swap Agreement, and (ii) for the HarborView Mortgage Loan Trust 2007-4, in the case of the Basis Risk Cap Agreement

(“Party A”)		(“Party B” or “Secured Party”)

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated June 14, 2007, between Party A and Party B, Reference Number 479722HN, 479704HN and 479705HN.

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a)    Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)    the Credit Support Amount

exceeds

(ii)    the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)    Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)    the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)    the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)    Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)    no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)    no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)    Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)    Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

Substitutions.

(i)    Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)    subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided, however, that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)    In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)    utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)    calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)    utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)    In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a)    Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)    Eligibility to Hold Posted Collateral; Custodians.

(i)    General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)    Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)    Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)    Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)    sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)    register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)    Distributions and Interest Amount.

(i)    Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)    Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)    that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)    that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)    that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a)    Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)    all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)    any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)    the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)    the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)    Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)    the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)    the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)    the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)    to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)    Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)    to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)    Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)    Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)    it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)    it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

(iii)    upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)    the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a)    General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)    Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)    Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a)    Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)    Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)    Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)    Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)    Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)    Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12.

Definitions

As used in this Annex:

“Cash” means the lawful currency of the United States of America. “Credit Support Amount” has the meaning specified in Paragraph 3. “Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13. “Delivery Amount” has the meaning specified in Paragraph 3(a). “Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided, however, that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the Amount thereof, and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.
With respect to Party B: not applicable.
(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the items set forth in Schedule I will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD).

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.
(C)	“Minimum Transfer Amount” means USD 50,000 with respect to Party A and Party B.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification.  Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Suport; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P.  At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Indenture Trustee or (B) any entity other than the entity then serving as Indenture Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”

Initially, the Custodian for Party B is: Wells Fargo Bank,, N.A.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:

Attn: Wells Fargo Bank, N.A., HarborView Mortgage Loan Trust 2007-4
Client Service Manager
9062 Old Annapolis Road
Columbia, MD 21045
Telephone no.: (410) 884-2000
Facsimile no.: (410) 715-2380

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral:

HSBC Bank USA, National Association
ABA # 021-001-088
For credit to Department 299
A/C: 000-04929-8
HSBC Derivative Products Group

Party B’s Custodian account details for holding collateral

Wells Fargo Bank, N.A
ABA # : 121-000-248
Account Name #: SAS Clearing
Account Number: 3970771416
For further credit to: HarborView 2007-4, Account # 53157506

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(ix)    Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of (1) the applicable Moody’s First Trigger Factor set forth in Table 1, (2) 250 and (3) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A such Valuation Date.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, (ii) 250 and (iii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or
(2) the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3, (ii) 250 and (iii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)   the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Rating Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) 250 and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“S&P Rating Threshold Event” means, on any date, no Relevant Entity has credit ratings from S&P which equal or exceed the S&P Approved Ratings Threshold.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity of such Transaction up to 3 years	Remaining Weighted Average Maturity of such Transaction up to 5 years	Remaining Weighted Average Maturity of such Transaction up to 10 years	Remaining Weighted Average Maturity of such Transaction up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

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Table 1

Moody’s First Trigger Factor
Remaining Weighted Average Life of Hedge in Years	Daily Collateral Posting
1 or less	0.15%
More than 1 but not more than 2	0.30%
More than 2 but not more than 3	0.40%
More than 3 but not more than 4	0.60%
More than 4 but not more than 5	0.70%
More than 5 but not more than 6	0.80%
More than 6 but not more than 7	1.00%
More than 7 but not more than 8	1.10%
More than 8 but not more than 9	1.20%
More than 9 but not more than 10	1.30%
More than 10 but not more than 11	1.40%
More than 11 but not more than 12	1.50%
More than 12 but not more than 13	1.60%
More than 13 but not more than 14	1.70%
More than 14 but not more than 15	1.80%
More than 15 but not more than 16	1.90%
More than 16 but not more than 17	2.00%
More than 17 but not more than 18	2.00%
More than 18 but not more than 19	2.00%
More than 19 but not more than 20	2.00%
More than 20 but not more than 21	2.00%
More than 21 but not more than 22	2.00%
More than 22 but not more than 23	2.00%
More than 23 but not more than 24	2.00%
More than 24 but not more than 25	2.00%
More than 25 but not more than 26	2.00%
More than 26 but not more than 27	2.00%
More than 27 but not more than 28	2.00%
More than 28 but not more than 29	2.00%
More than 29	2.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts
Remaining Weighted Average Life of Hedge in Years	Daily Collateral Posting
1 or less	0.50%
More than 1 but not more than 2	1.00%
More than 2 but not more than 3	1.50%
More than 3 but not more than 4	1.90%
More than 4 but not more than 5	2.40%
More than 5 but not more than 6	2.80%
More than 6 but not more than 7	3.20%
More than 7 but not more than 8	3.60%
More than 8 but not more than 9	4.00%
More than 9 but not more than 10	4.40%
More than 10 but not more than 11	4.70%
More than 11 but not more than 12	5.00%
More than 12 but not more than 13	5.40%
More than 13 but not more than 14	5.70%
More than 14 but not more than 15	6.00%
More than 15 but not more than 16	6.30%
More than 16 but not more than 17	6.60%
More than 17 but not more than 18	6.90%
More than 18 but not more than 19	7.20%
More than 19 but not more than 20	7.50%
More than 20 but not more than 21	7.80%
More than 21 but not more than 22	8.00%
More than 22 but not more than 23	8.00%
More than 23 but not more than 24	8.00%
More than 24 but not more than 25	8.00%
More than 25 but not more than 26	8.00%
More than 26 but not more than 27	8.00%
More than 27 but not more than 28	8.00%
More than 28 but not more than 29	8.00%
More than 29	8.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges
Remaining Weighted Average Life of Hedge in Years	Daily Collateral Posting
1 or less	0.65%
More than 1 but not more than 2	1.30%
More than 2 but not more than 3	1.90%
More than 3 but not more than 4	2.50%
More than 4 but not more than 5	3.10%
More than 5 but not more than 6	3.60%
More than 6 but not more than 7	4.20%
More than 7 but not more than 8	4.70%
More than 8 but not more than 9	5.20%
More than 9 but not more than 10	5.70%
More than 10 but not more than 11	6.10%
More than 11 but not more than 12	6.50%
More than 12 but not more than 13	7.00%
More than 13 but not more than 14	7.40%
More than 14 but not more than 15	7.80%
More than 15 but not more than 16	8.20%
More than 16 but not more than 17	8.60%
More than 17 but not more than 18	9.00%
More than 18 but not more than 19	9.40%
More than 19 but not more than 20	9.70%
More than 20 but not more than 21	10.00%
More than 21 but not more than 22	10.00%
More than 22 but not more than 23	10.00%
More than 23 but not more than 24	10.00%
More than 24 but not more than 25	10.00%
More than 25 but not more than 26	10.00%
More than 26 but not more than 27	10.00%
More than 27 but not more than 28	10.00%
More than 28 but not more than 29	10.00%
More than 29	10.00%

 Schedule 1
Eligible Collateral
Eligible Collateral & Valuation Percentages Moody’s and S&P
		Valuation Percentage		Valuation Percentage
		Moody’s		S&P
		First Trigger	Second Trigger	Daily
(A)	Cash	100	100	100
(B)	Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	100	100	98.5
(C)	Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	100	94	89.9
(D)	Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	100	87	83.9
(E)	Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Agency Securities”) issued after July 18, 1984 and having a remaining maturity of not more than 1 year.	100	99	98.5
(F)	Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.	100	98	97.7
(G)	Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.	100	97	97.3
(H)	Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.	100	96	94.5
(I)	Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.	100	94	93.1
(J)	Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.	100	93	90.7
(K)	Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	100	88	87.7
(L)	Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	100	86	84.4

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

HSBC Bank USA, National Association
Wells Fargo Bank, N.A., not in its individual capacity but solely in its capacity as Securities Administrator (i) for the Supplemental Interest Trust with respect to the HarborView Mortgage Loan Trust 2007-4, in the case of the Swap Agreement, and (ii) for the HarborView Mortgage Loan Trust 2007-4, in the case of the Basis Risk Cap Agreement

By: __/s/ Jason Saturno_______________________ Name: Jason Saturno Title: Vice President Date: June 14, 2007	By: /s/ Graham M. Oglesby Name: Graham M. Oglesby Title: Vice President Date: June 14, 2007